Exhibit 5.3

[Letterhead of Fox Rothschild LLP]

May 29, 2019

Sabra Health Care Limited Partnership

18500 Von Karman Ave., Suite 550

Irvine, CA 92612

Sabra Capital Corporation

18500 Von Karman Ave., Suite 550

Irvine, CA 92612

Ladies and Gentlemen:

We have served as special Nevada counsel for Sabra Colorado, LLC, a Nevada limited liability company (the “Nevada Guarantor”) in connection with: (i) that certain Eighth Supplemental Indenture dated as of May 29, 2019 (the “Eighth Supplemental Indenture”), by and among Sabra Health Care Limited Partnership, a Delaware partnership and Sabra Capital Corporation, a Delaware corporation (each an “Issuer” and collectively, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”), certain other subsidiaries of the Parent, including but not limited to, the Nevada Guarantor, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) to that certain Indenture dated as of May 23, 2013, by and among the Issuers, the Parent, and the Trustee (the “Original Indenture”); and (ii) the guaranties to be delivered in connection with the Notes (as hereinafter defined) by the Nevada Guarantor (each a “Guaranty”, collectively the “Guaranties” and together with the Eighth Supplemental Indenture, the “Transaction Documents”).

This opinion letter (“Opinion Letter”) is being furnished to you in connection with: (i) the Registration Statement on Form S-3 (Registration No. 333-215574) filed on January 17, 2017, by the Parent and certain other subsidiaries of the Parent (other than the Nevada Guarantor) as co-registrants, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Post-Effective Amendment No. 1 filed on May 21, 2019, with the Commission by the Nevada Guarantor, the Parent and certain other existing subsidiaries of the Parent as co-registrants (as so amended, the “Registration Statement”). The Registration Statement relates, among other things, to the issuance and sale from time to time of, among other securities, an unspecified amount of: (a) debt securities of the Issuers, which may be either senior debt securities or subordinated debt securities (collectively, the “Debt Securities”); and (b) guarantees of Debt Securities by the Parent and certain of the Parent’s subsidiaries which Debt Securities may be fully and unconditionally guaranteed by the Subsidiary Guarantors (as defined in the Registration Statement);and (ii) the prospectus supplement, dated May 21, 2019 (the “Prospectus Supplement”), to the prospectus included in the Registration Statement relating to the issuance and sale by the Issuers of Three Hundred Million and No/100 Dollars ($300,000,000.00) aggregate principal amount of 4.80% Senior Notes due 2024 (collectively, the “Notes”).

In rendering the opinions set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each dated as of the date hereof unless otherwise specified:

(a) The Transaction Documents;

(b) The Articles of Organization of the Nevada Guarantor filed in the Office of the Secretary of State of the State of Nevada on May 30, 2008, as amended by that certain Amendment to the Articles of Organization the Nevada Guarantor filed in the Office of the Secretary of State of the State of Nevada on April 26, 2016, and as further amended by that certain Amendment to the Articles of Organization of the Nevada Guarantor filed in the Office of the Secretary of State of the State of Nevada on March 16, 2017 (collectively, the “NV Guarantor Articles”);

(c) A Certificate of Existence with Status in Good Standing issued by the Office of the Secretary of State of the State of Nevada for the Nevada Guarantor dated May 28, 2019 (the “COE”);

(d) The Fourth Amended and Restated Operating Agreement of the Nevada Guarantor dated as of March 16, 2017 (the “Fourth Amended and Restated OA”);

(e) An Action by Written Consent of the Sole Member of the Nevada Guarantor dated as of May 20, 2019 (the “Consent”); and

(f) A Certificate of Officer certifying that the NV Guarantor Articles have not been cancelled or terminated, that the Fourth Amended and Restated OA has not been terminated, amended or modified and remains in full force and effect, and that no dissolution proceedings relating to the Nevada Guarantor have been commenced or are contemplated (the “Certificate”).

Capitalized terms used in this Opinion Letter and not otherwise defined shall have the meaning ascribed to such terms in the Original Indenture. The documents in (b) and (d) are referred to collectively as the “Company Documents”.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all the Nevada Guarantor’s limited liability company records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have also relied upon and assumed the accuracy of all information, representations and warranties made in the Transaction Documents and in the Certificate, and upon certificates of public officials with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements, except as expressly set forth herein. Without limiting the foregoing, we have not conducted a search of any electronic databases, or the dockets of any court, or of any administrative or other regulatory agency.

We are opining herein solely as to the state laws of the State of Nevada. To the extent that the laws of any other jurisdiction govern the matters as to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the State of Nevada, and we express no opinion as to whether such assumption is reasonable or correct. For purposes of our opinions expressed below, we have assumed that the facts and law governing the future performance of the Nevada Guarantor of its respective obligations under the Transaction Documents will be identical to the facts and law governing their performance on the date of this opinion.

Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

1. The Nevada Guarantor is duly formed and is currently registered to transact business and is in good standing in the State of Nevada as a limited liability company.

2. Nevada Guarantor has the limited liability company authority under the Company Documents to execute and deliver the Transaction Documents and to perform its obligations thereunder.

3. The sole managing member, acting on behalf of the Nevada Guarantor, is duly authorized under the Company Documents to execute and deliver the Transaction Documents.

4. The Nevada Guarantor, acting by and through its sole managing member, has taken all limited liability company action necessary under the Company Documents to authorize the execution and delivery of the Transaction Documents and to perform its obligations thereunder.

5. The Transaction Documents have been duly executed and delivered by the Nevada Guarantor, acting by and through its sole managing member.

6. The execution and delivery by the Nevada Guarantor of the Transaction Documents and the consummation by the Nevada Guarantor of the transactions contemplated thereunder do not violate the provisions of the Company Documents.

Our opinion in paragraph (1) above is based on our review of: (i) the NV Guarantor Articles; (ii) the COE; (iii) the Certificate; (iv) the public records on file with the Office of the Secretary of State of the State of Nevada, which do not show that any articles of dissolution have been filed for the Nevada Guarantor as of May 28, 2019; and (v) the public records on file with the Office of the Secretary of State of the State of Nevada, which show that the NV Guarantor Articles have not been cancelled or terminated as of May 28, 2019.

This Opinion Letter is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. This Opinion Letter is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts and circumstances which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Parent’s Current Report on Form 8-K to be filed on or about May 29, 2019, and incorporated by reference into the Registration Statement, in accordance with the requirements of Rule 60l(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus Supplement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fox Rothschild LLP